STOCKGROUP INFORMATION SYSTEMS, INC.

SERIES A CONVERTIBLE PREFERRED

STOCK PURCHASE AGREEMENT

APRIL 30, 2008

- ii -

6.6	Titles and Subtitles	9
6.7	Notices	9
6.8	Finder's Fee	9
6.9	Expenses	10
6.10	Amendments and Waivers	10
6.11	Severability	10
6.12	Entire Agreement	10

SCHEDULE A	-	Schedule of Investors
SCHEDULE B	-	Certificate of Designation, Preferences, and Rights of Series A Convertible Preferred Stock
SCHEDULE C	-	Corporate Placee Registration Form
SCHEDULE D	-	US Accredited Investor Certificate

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made as of the 30th day of April, 2008, by and among Stockgroup Information Systems, Inc., a Colorado corporation (the "Company"), and the investors listed on Schedule A hereto, (each of which is herein referred to as an "Investor").

THE PARTIES HEREBY AGREE AS FOLLOWS:

1	Purchase and Sale of Stock

1.1	Sale and Issuance of Series A Convertible Preferred Stock

(a)

The Company shall adopt and file with the Secretary of State of Colorado on or before the Closing (as defined below) the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock in the form attached hereto as Schedule B (the "Certificate").

(b)

Subject to the terms and conditions of this Agreement, each Investor agrees, severally, to purchase at the Closing and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of the Company's Series A Convertible Preferred Stock set forth opposite each Investor's name on Schedule A hereto for the purchase price set forth thereon it being understood that each Investor must subscribe for and purchase a minimum of two hundred and fifty (250) shares of Series A Convertible Preferred Stock.

1.2	Closing

The purchase and sale of the Series A Convertible Preferred Stock shall take place at the offices of Clark Wilson LLP, at Suite 800, 885 West Georgia Street, Vancouver, British Columbia, V6C 3H1, at such time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series A Convertible Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to each Investor a certificate representing the Series A Convertible Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by certified cheque or wire transfer.

2	Representations and Warranties of the Company.

The Company hereby represents and warrants to each Investor, except as otherwise disclosed to such Investor or except as otherwise publicly disclosed, that:

2.1	Organization, Good Standing and Qualification

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and all Canadian provinces in which the Company conducts its business and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2	Capitalization and Voting Rights

The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

(a)

Preferred Stock. Five million (5,000,000) shares of Preferred Stock (the "Preferred Stock"), of which three thousand (3,000) shares have been designated Series A Convertible Preferred Stock (the "Series A Preferred Stock") and up to all of which will be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A Preferred Stock will be as stated in the Certificate.

(b) Common Stock. Seventy-Five million (75,000,000) shares of common stock ("Common Stock"), of which 41,395,922 shares are issued and outstanding.

(c) Except for:

(i) the conversion privileges of the Series A Preferred Stock to be issued under this Agreement;

(ii) currently outstanding warrants to purchase shares of Common Stock issued pursuant to private placement transactions completed by the Company; and

(iii) currently outstanding options to purchase shares of Common Stock granted to employees pursuant to the 1999, 2000, 2001, 2002, 2003 and 2007 Stock Option Plans (the "Option Plans"),

there are not outstanding any options, warrants, rights (including conversion or pre- emptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 2,931,775 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plans. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

2.3	Subsidiaries

Except as is otherwise publicly disclosed, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.4	Authorization

All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series A Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series A Preferred Stock has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms; except

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

2.5	Valid Issuance of Preferred and Common Stock

The Series A Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series A Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate, will be duly and validly issued, fully paid, and non-assessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

2.6	Governmental Consents

No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

2.7	Offering

Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series A Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Act, and neither the Company nor any authorized agent acting on its behalf shall take any action hereafter that would cause the loss of such exemption.

2.8	Compliance with Other Instruments

The Company is not in violation or default in any material respect of any provision of its Articles of Incorporation or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or non-renewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

2.9	Financial Statements

The Company has delivered, or otherwise made available, to each Investor its audited financial statements (balance sheet, statement of operations, statement of shareholders' equity and statement of cash flows, including notes thereto) at December 31, 2007 and for the fiscal year then ended (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2007 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

2.10	Changes

Except as publicly disclosed, since December 31, 2007 there has not been:

(a)

any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

(b)

any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

	(c)	any waiver by the Company of a valuable right or of a material debt owed to it;

(d)

any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

	(e)	any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

	(f)	any material change in any compensation arrangement or agreement with any employee;

	(g)	any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(h)

any resignation or termination of employment of any key officer of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

(i)	any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

(j)

any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; or

(k)

to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted).

3	Representations and Warranties of the Investors

Each Investor hereby represents and warrants that:

3.1	Authorization

Such Investor has full power and authority to enter into this Agreement, and such Agreement constitutes a valid and legally binding obligation, enforceable in accordance with its terms and if the Investor is a corporation it has duly completed and executed the Corporate Placee Registration Form attached hereto as Schedule C.

3.2	Purchase Entirely for Own Account

This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series A Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment only for such Investor's own account as principal, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation's to such person or to any third person, with respect to any of the Securities and that the Investor, if not an individual, was not created or used solely to purchase or hold the Series A Preferred Stock in reliance on certain exemptions from the registration and prospectus requirements.

3.3	Disclosure of Information

Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series A Preferred Stock. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Stock and the business, properties, prospects and financial condition of the Company.

3.4	Investment Experience

Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A Preferred Stock. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Series A Preferred Stock.

3.5	Accredited Investor

Such Investor, if a resident of the United States, is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect and has duly completed and executed the U.S. Accredited Investor Certificate attached hereto as Schedule D.

3.6	Restricted Securities

Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor, if a resident of the United States, represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act and, if a resident of Canada, represents that it is familiar with National Instrument 45-102 of the Canadian Securities Administrators.

3.7	Further Limitations on Disposition

Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and, if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition, if in the United States, will not require registration of such shares under the Act or, if in Canada, will be in compliance with the relevant securities legislation in Canada.

3.8	Legends

It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

(a)

"These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."; and

(b) "Unless permitted under securities legislation, the holder of this security must not trade the security before [insert the date that is 4 months and a day after the distribution date]."

3.9	Further Representations by Foreign Investors

If an Investor is not a United States person, as defined in the relevant securities legislation of the

United States, or is not a resident of Canada, such Investor hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within his jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Investor's subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of his or her jurisdiction.

3.10	Tax Advisors

Such Investor has reviewed with such Investor's own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Each such Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that each such Investor (and not the Company) shall be responsible for such Investor's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.11	Investor Counsel

Such Investor acknowledges that such Investor has had the opportunity to review this Agreement, the schedules attached hereto and the transactions contemplated by this Agreement with such Investor's own legal counsel. Each such Investor is relying solely on such Investor's legal counsel and not on any statements or representations of the Company or any of the Company's agents, including Clark Wilson LLP, for legal advice with respect to this investment or the transactions contemplated by this Agreement.

4	Conditions of Investor's Obligations at Closing

The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

4.1	Representations and Warranties

The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2	Performance

The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that arc required to be performed or complied with by it on or before the Closing.

4.3	Qualifications

All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

4.4	Proceedings and Documents

All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

5	Conditions of the Company's Obligations at Closing

The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor.

5.1	Representations and Warranties

The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2	Payment of Purchase Price

The Investor shall have delivered the purchase price specified in Section 1.2, and Investors shall collectively have acquired and paid for at the Closing at least two thousand (2,000) shares of Series A Preferred Stock hereunder.

5.3	Qualifications

All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6	Miscellaneous

6.1	Voting Rights

Such Investor acknowledges and agrees that such Investor, to the extent permitted by law, irrevocably agrees to vote, for a period of eighteen (18) months commencing from the date of this Agreement, any and all Common Stock it currently has or may subsequently acquire, including any Common Stock acquired upon the conversion of the Series A Preferred Stock, in a manner as directed by the President of the Company and such Investor agrees to inform any potential transferee of this agreement. Such Investor further acknowledges and agrees that it will execute and deliver any such further documentation as may be required so as to evidence the agreement as to voting and agrees to cause any transferee to execute such similar documentation.

6.2	Survival of Warranties

The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

6.3	Successors and Assigns

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer any rights upon any party other than the parties hereto.

6.4	Governing Law

This Agreement shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents entered into and to be performed entirely within Colorado.

6.5	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.6	Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7	Notices

Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given:

(a) upon personal delivery to the party to be notified;

(b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

(c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(d)

one day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

6.8	Finder's Fee

Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible.

The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.9	Expenses

The Company shall pay all costs and expenses that it incurs in connection with the preparation, execution, delivery and performance of this Agreement.

6.10	Amendments and Waivers

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series A Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

6.11	Severability

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.12	Entire Agreement

This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

STOCKGROUP INFORMATION SYSTEMS, INC.

By:	/s/ Marcus New
Marcus New, President

INVESTOR

Name:	PEAK6 Capital Management LLC

Authorized Signatory:	/s/ Matthew Hulsizer

Name: Matthew Hulsizer, Manageer
Title: for PEAK6 LLC

SCHEDULE A

SCHEDULE OF INVESTORS

Registration Instructions

Name and Address	Number of Series A Preferred Shares
PEAK6 Capital Management LLC	3,000
141 W. Jackson #500
Chicago, IL 60604

SCHEDULE B

CERTIFICATE OF DESIGNATION, PREFERENCES,
AND RIGHTS OF
SERIES A CONVERTIBLE PREFERRED STOCK

OF

STOCKGROUP INFORMATION SYSTEMS, INC.

Stockgroup Information Systems, Inc., a Colorado corporation (the "Corporation"), does hereby certify that, pursuant to authority conferred on the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, as amended, and pursuant to the provisions of the Colorado Business Corporations Act, the Board of Directors adopted a resolution as of April 28, 2008, providing for the designation, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of three thousand (3,000) shares of the Corporation's Preferred Stock, which resolution is as follows:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Articles of Incorporation, as amended, of the Corporation, the Board hereby provides for the issue of a series of Preferred Shares to be designated Series A Convertible Preferred Stock of the Corporation (the "Series A Preferred Stock"), consisting of three thousand (3,000) shares, and hereby fixes such designation and number of shares, and the powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof as set forth below, and that the officers of the Corporation, and each acting singly, are hereby authorized, empowered and directed to file with the Secretary of State of the State of Colorado a Certificate of Designation, Preferences, and Rights of the Series A Convertible Preferred Stock (the "Certificate"), as such officer or officers shall deem necessary or advisable to carry out the purposes of this Resolution.

A.        Series A Convertible Preferred Stock

The preferences, privileges and restrictions granted to or imposed upon the Corporation's Series A Preferred Stock (the "Series A Preferred Stock"), or the holders thereof, are as follows:

1.	Liquidation Rights

	(a)	Treatment at Liquidation, Dissolution or Winding-Up

(i)

Except as otherwise provided in Section 1(b) below, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, before payment or distribution of any of such assets to the holders of the Common Stock or any other class or series of the Corporation's capital stock designated to be junior to the Series A Preferred Stock, an amount equal to $1,000.00 per share of Series A Preferred Stock, which amount shall be subject to equitable adjustment whenever there shall occur a combination of shares, reclassification or other similar event with respect to Series A Preferred Stock (the "Liquidation Amount"), plus all dividends accrued or declared but unpaid, to and including the date full payment shall be tendered.

(ii)

If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of Series A Preferred Stock of all amounts distributable to them under Section A1(a)(i) hereof, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of Series A Preferred Stock.

(b)	Distributions other than Cash

Whenever the distribution provided for in this Section 1 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

2.	Conversion

The holders of Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

	(a)	Right to Convert; Conversion Price

Each share of Series A Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time commencing one hundred and eighty (180) days after the date of issuance of such share of Series A Preferred Stock, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Amount of the Series A Preferred Stock divided by the conversion price of $0.4545 per share (the "Conversion Price").

Upon such conversion, the Corporation's obligation with respect to the payment of declared but unpaid dividends shall be deemed satisfied with respect to the shares of Series A Preferred Stock that are converted. Such Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which Series A Preferred Stock is convertible, as hereinafter provided.

	(b)	Mechanics of Conversion

Before, any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. No fractional shares of Common Stock shall be issued upon conversion of any shares of Series A Preferred Stock and any such fraction will be rounded down to the nearest whole number. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.

Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(c)	Automatic Conversion

(i)

Immediately after the second anniversary of their date of issuance, all shares of Series A Preferred Stock shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Corporation or the transfer agent for the Series A Preferred Stock, provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock into which such shares of Series A Preferred Stock were convertible unless the certificate or certificates representing such shares of Series A Preferred Stock being converted are either delivered to the Corporation or the transfer agent of the Series A Preferred Stock, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes and delivers an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity.

(ii)

Upon the automatic conversion of Series A Preferred Stock, each holder of Series A Preferred Stock shall surrender the certificate or certificates representing such holder's shares of Series A Preferred Stock at the office of the Corporation or of the transfer agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon the automatic conversion of Series A Preferred Stock and any such fraction will be rounded down to the nearest whole number.

(d)	Adjustments to Conversion Price

	(i)	Special Definitions

As referenced in this Section A2(d) and elsewhere herein, the following definitions shall apply:

A.

"Original Issue Date" shall mean the date on which shares of Series A Preferred Stock were first issued, and "Holder's Issue Date" shall mean the date on which the particular shares of Series A Preferred Stock were issued to the holder;

B.

"Convertible Securities" shall mean any evidences of indebtedness, shares (other than Series A Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock;

(ii)	Adjustment for Subdivisions, Combinations or Consolidations of Common Stock

	A.	Subdivisions

In the event the Corporation at any time or from time to time after the Original Issue Date shall effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), other than dividends, distributions or subdivisions which are included in the Additional Permitted Securities, then the Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased, concurrently with the effectiveness of such subdivision.

	B.	Combinations or Consolidations

In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall be proportionately increased, concurrently with the effectiveness of such combination or consolidation.

(e)	No Impairment

The Corporation shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the, conversion rights of the holders of Series A Preferred Stock against impairment.

(f)	Certificate as to Adjustments

Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Series A Preferred Stock, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Upon the written request at any time of any affected holder of Series A Preferred Stock, the Corporation shall furnish to such holder a like certificate setting forth:

	(i)	such adjustments and readjustments;

	(ii)	the Conversion Price in effect at the time; and

	(iii)	the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon conversion of each share of Series A Preferred Stock.

(g)	Notices of Record Date

In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(h)	Common Stock Reserved

The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

(i)	Certain Taxes

The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of any shares of Series A Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of such Series A Preferred Stock.

(j)	Closing of Books

The Corporation shall at no time close its transfer books against the transfer of any Series A Preferred Stock, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion or transfer of such Series A Preferred Stock.

3.	Voting Rights

Except with respect to matters which adversely affect the holders of Series A Preferred Stock, as required by law or as required by the Articles of Incorporation, the holders of Series A Preferred Stock shall not be entitled to notice of any stockholders' meeting or to vote upon any matter submitted to the stockholders for a vote.

4.	Dividends

(a)

Subject to the rights of holders, if any, of shares of Preferred Stock then outstanding having a right to dividends ranking equal or superior to the rights of holders of Series A Preferred Stock, the holders of the then outstanding Series A Preferred Stock shall be entitled to receive, out of any assets of the Corporation legally available therefore, such dividends when, as and if declared on shares of Series A Preferred Stock from time to time by the Board of Directors in the Board's sole discretion, at the rate of 7% of the Liquidation Amount per share per annum. No dividend shall be paid with respect to any shares of Common Stock or any shares of capital stock of the Corporation ranking junior to the Series A Preferred Stock with respect to the payment of dividends (the "Junior Capital Stock") unless the holders of the Series A Preferred Stock are first paid all declared and unpaid dividends. The right to such dividends on the Series A Preferred Stock shall not be cumulative, and no rights shall accrue to the holders of Series A

Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any prior year.

(b)

Dividends, when and if declared, shall be paid semi-annually not in advance by forwarding a check, postage prepaid, to the address of each holder (or, in the case of joint holders, to the address of any such holder) of Series A Preferred Stock, or other shares of Common Stock, as applicable, as shown on the books of the Corporation, or to such other address as such holder specifies for such purpose by written notice to the Corporation. The forwarding of such cheque shall satisfy all obligations of the Corporation with respect to such dividends, unless such cheque is not paid upon timely presentation. Alternatively, the Corporation, in its sole discretion, may determine to pay the dividend in common stock of the Corporation. In the event that the Corporation determines to pay any declared dividend in common stock of the Corporation, the dividend will be issued at the closing average trading price for the common stock on the TSX Venture Exchange (or the Corporation's main trading market if not trading on the TSX Venture Exchange) for the ten (10) trading days prior to the date payment of the dividend is due.

(c)

Each holder of an outstanding share of Series A Preferred Stock shall be deemed to have consented to distributions made by the Corporation in connection with its repurchase of shares of Common Stock issued to or held by officers, directors or employees of, or consultants to, the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements (whether now existing or hereafter entered into) providing for the right of repurchase between the Corporation and such persons upon termination of employment or services.

(d)

Dividend payments, when, as and if declared by the, Board of Directors, shall be paid from the Corporation's cash flow after debt service and income tax payments and shall be payable only out of earnings of the Corporation determined in accordance with generally accepted accounting principles consistently applied. Dividend payments may be restricted pursuant to the provisions of the Corporation's working capital facility and the Corporation's need to retain capital for reinvestment in the Corporation's operations.

5.	Redemption

	(a)	Election of Redemptions

At any time after ninety (90) days from the date of issuance of the Series A Preferred Stock the Corporation, upon ten (10) days written notice to the holders of Series A Preferred Stock, may redeem any or all of the Series A Preferred Stock, to the extent it may lawfully do so, on a pro rata basis.

	(b)	Redemption Price

The Corporation shall redeem the Series A Preferred Stock by paying in cash therefor a price per share equal to 110% of the Liquidation Amount plus accrued interest.

	(c)	Notice

At least ten (10) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of Series A Preferred Stock, at the address last shown on the records of the Corporation for such holder, specifying the number of shares to be redeemed from each holder, the applicable Redemption Date, the redemption price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the price designated, its certificate or certificates representing such holder's shares to be redeemed (the "Redemption Notice").

(d)	Surrender of Certificates

Except as provided herein, on or after the applicable Redemption Date, such holder of Series A Preferred Stock to be redeemed at such time shall surrender to the Corporation the certificate or certificates representing such shares, in the manner at the price designated in the Redemption Notice, and thereupon the redemption price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(e)	Rights of the Holders

From and after the applicable Redemption Date, unless there shall have been a default in payment of the redemption price, all rights of holders of shares of Series A Preferred Stock designated for redemption in the Redemption Notice (except the right to receive the redemption price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares at such time, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever save and except that the holders of Series A Preferred Stock designated for redemption in the Redemption Notice may convert any Series A Preferred Stock not yet converted into such number of Common Stock as determined in accordance with subsection A.2 hereof at any time on or prior to the Redemption Date. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on the applicable Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on each such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of the Series A Preferred Stock, such shares to be redeemed based upon their holdings of Series A Preferred Stock. The shares of the Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares that the Corporation has become obligated to redeem on the applicable Redemption Date.

6.	No Reissuance of Series A Preferred Stock

No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

7.	Residual Rights

All rights accruing to the outstanding shares of the Corporation not expressly provided for in the terms of the Series A Preferred Stock shall be vested in the Common Stock.

The holders of the Series A Preferred Stock shall vote as a separate class with respect to any matter or proposed action as to which applicable law or the Articles of Incorporation require the vote, consent, or approval of the holders of the Series A Preferred Stock.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its duly authorized officer this ________ day of __________________, 2008.

STOCKGROUP INFORMATION SYSTEMS, INC.

Per: ______________________________________________
        Authorized Signatory

SCHEDULE C

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

Where purchasers to a private placement are not individuals, the following information about the placee must be provided. This form will remain on file with the TSX Venture Exchange (the “Exchange”). The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent private placements in which it participates. If any of the information provided in this form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the private placement, the Placee becomes an insider of Stockgroup Information Systems Inc., insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, declarations, with the Exchange.

1.	Placee Information:

	(a)	Name: PEAK6 Capital Management LLC

	(b)	Complete Address: 141 W. Jackson Blvd., Suite 500, Chicago, IL, 60604

__________________________________________________________________________________

	(c)	Jurisdiction of incorporation or creation:

2.	(a)	Is the Placee purchasing securities as a portfolio manager (Yes/No)? Yes

	(b)	Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)?

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)

It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in Illinois, and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

	(c)	it was not created solely or primarily for the purpose of purchasing securities of Stockgroup Information Systems Inc.;

	(e)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

	(f)	it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of Stockgroup Information Systems Inc., and the persons that carry on investor

C-2

relations activities for Stockgroup Information Systems Inc. has a beneficial interest in any of the managed accounts for which it is purchasing

4.	If the answer to 2(a). above was “No”, please provide the names and addresses of control persons of the placee:

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable securities law in the relevant jurisdiction, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta)).

Acknowledgement - Personal Information

“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at                                                          on                                                   .

PEAK6 Capital Management LLC
(Name of Purchaser - please print)

(Authorized Signature)

for PEAK6 LLC, Manager
(Official Capacity - please print)

(please print name of individual whose signature
appears above)

THIS IS NOT A PUBLIC DOCUMENT

SCHEDULE D

ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Stock Purchase Agreement.

This Questionnaire is for use by each Investor who is a US person (as that term is defined Regulation S of the United States Securities Act of 1933 (the “1933 Act”)) and has indicated an interest in purchasing Series A Preferred Shares (the "Shares") of the Company. The purpose of this Questionnaire is to assure Stockgroup Information Systems Inc. (the "Company") that each Investor will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. The Shares will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 3(b) and/or Section 4(2) and Regulation D of the 1933 Act. This Questionnaire is not an offer of the Shares or any other securities of the Company in any state other than those specifically authorized by the Company.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, each Investor agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the sale of the Shares hereunder.

The Investor covenants, represents and warrants to the Company that it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the Investor satisfies.)

_______	Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000.

_______	Category 2	A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase exceeds US $1,000,000.

_______	Category 3

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

_______	Category 4

A “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States)

D-2

whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors.

_______	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).

_______	Category 6	A director or executive officer of the Company.

_______	Category 7

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act.

_______	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that prospective Investors claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years’ federal income tax returns or other appropriate documentation to verify and substantiate the Investor’s status as an Accredited Investor.

If the Investor is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

The Investor hereby certifies that the information contained in this Questionnaire is complete and accurate and the Investor will notify the Company promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Investor represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ____________ day of ______________.

If a Corporation, Partnership or Other	If an Individual:
Entity:

PEAK6 Capital Management LLC
Print of Type Name of Entity	Signature

Signature of Authorized Signatory	Print or Type Name

Limited Liability Company
Type of Entity	Social Security/Tax I.D. No.